Exhibit 5

JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: April 5, 2006

SB ASIA INFRASTRUCTURE FUND L.P.

By:	/s/ Ronald D. Fisher
	Name:	Ronald D. Fisher
	Title:	Director of SB Asia Pacific Investments Limited, which is The General Partner of SB Asia Pacific Partners L.P. which is the General Partner of SB Asia Infrastructure Fund L.P.

SB ASIA PACIFIC PARTNERS L.P.

By:	/s/ Ronald D. Fisher
	Name:	Ronald D. Fisher
	Title:	Director of SB Asia Pacific Investments Limited, which is the General Partner of SB Asia Pacific Partners L.P.

SB ASIA PACIFIC INVESTMENTS LIMITED

By:	/s/ Ronald D. Fisher
	Name:	Ronald D. Fisher
	Title:	Director

ASIA INFRASTRUCTURE INVESTMENTS LIMITED

By:	/s/ Ronald D. Fisher
	Name:	Ronald D. Fisher
	Title:	Director

SB FIRST SINGAPORE PTE LTD.

By:	/s/ Steven J. Murray
	Name:	Steven J. Murray
	Title:	Attorney-in-Fact of SB First Singapore Pte. Ltd.

SOFTBANK CORP.

By:	/s/ Steven J. Murray
	Name:	Steven J. Murray
	Title:	Attorney-in-Fact of SOFTBANK Corp.